UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                                   ____________

                                     FORM 8-K

                                  CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                     September 22, 2006 (September 19, 2006)
                                   ____________

                         DIALYSIS CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)

           Florida                       0-8527             59-1757642
(State or other jurisdiction          (Commission         (IRS Employer
       of incorporation)              File Number)       Identification No.)

1302 Concourse Drive, Suite 204, Linthicum, MD                 21090
   (Address of principal executive offices)                  (Zip Code)

     Registrant's telephone number, including area code: (410) 694-0500

                                  Not Applicable
            (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     In April, 2005, three shareholders of Dialysis Corporation of America (the "Company") filed complaints in the Circuit Court of the 11th Judicial Circuit, In and For Miami-Dade County Florida, and in the Circuit Court for Anne Arundel County, Maryland, on behalf of themselves individually, and derivatively on behalf of nominal defendant, the Company, with inclusion of a class action on behalf of two of the plaintiffs and those similarly situated. The complaints primarily alleged the defendants, who included the Company's board of directors and its former parent, Medicore, Inc., as the Company's controlling shareholder, breached their fiduciary duties in connection with the proposed merger of Medicore with the Company. The plaintiffs sought injunctive relief barring consummation of the merger. The Company had described these matters in its Current Reports dated April 8 and April 20, 2005, and indicated its belief that the complaints were without merit, particularly since the Company and its former parent each obtained satisfactory fairness and tax opinions, and approvals of their respective boards of directors, and ultimately their shareholders. The merger was completed on September 21, 2005.

     Neither action was certified as a class action, and on September 19, 2006, pursuant to stipulation of the parties, all the actions were dismissed without prejudice, with each party to bear its own fees and costs.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIALYSIS CORPORATION OF AMERICA

                                          /s/ Stephen W. Everett
                                       By------------------------------------
                                          STEPHEN W. EVERETT
                                          President and CEO

Dated:  September 22, 2006